Exhibit 10.4

SECURITY AGREEMENT

By and Between

EACH OF THE PLEDGORS SIGNATORY HERETO

and

ENHANCED CAPITAL TEXAS FUND, LP
as Agent

Dated as of June 29, 2012

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1

1.1	Defined Terms	1

1.2	Other Terms; Construction	4

ARTICLE II	CREATION OF SECURITY INTEREST	4

2.1	Pledge and Grant of Security Interest	4

2.2	Security for Secured Obligations	6

ARTICLE III	REPRESENTATIONS AND WARRANTIES	6

3.1	Ownership of Collateral	6

3.2	Security Interests; Filings	6

3.3	Locations	7

3.4	Authorization; Consent	7

3.5	No Restrictions	7

3.6	Accounts	7

3.7	Pledged Interests	7

3.8	Intellectual Property	8

3.9	Deposit Accounts	8

3.10	Securities and Commodity Accounts	8

3.11	Documents of Title	8

3.12	Commercial Tort Claims	8

ARTICLE IV	COVENANTS	8

4.1	Use and Disposition of Collateral	8

4.2	Change of Name, Locations, etc	8

4.3	Records; Inspection	9

4.4	Accounts	9

4.5	Delivery of Certain Collateral; Further Actions	9

4.6	Equipment	10

4.7	Inventory	10

4.8	Intellectual Property	10

4.9	Mobile Goods	11

4.10	Deposit Accounts	11

4.11	Securities and Commodity Accounts	12

4.12	Collateral in Possession of Third Party	12

4.13	Commercial Tort Claims	12

4.14	Chattel Paper	12

4.15	Protection of Security Interest	13

ARTICLE V	CERTAIN PROVISIONS RELATING TO PLEDGED INTERESTS	13

5.1	After-Acquired Equity Interests; Ownership	13

5.2	Voting Rights	13

5.3	Dividends and Other Distributions	14

5.4	Amendments and Modifications of Pledged Interests	14

5.5	LLC And LP Interests	14

ARTICLE VI	REMEDIES	14

6.1	Remedies	14

6.2	Application of Proceeds	16

6.3	Collateral Accounts	16

6.4	Grant of License	17

6.5	Private Sales	17

6.6	The Pledgors Remain Liable	17

6.7	Waivers	17

ARTICLE VII	THE AGENT	18

7.1	The Agent; Standard of Care	18

7.2	Further Assurances; Attorney-in-Fact.	18

ARTICLE VIII	MISCELLANEOUS	19

8.1	Indemnity and Expenses	19

8.2	No Waiver	20

8.3	Enforcement	20

8.4	Amendments, Waivers, etc	20

8.5	Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival	20

8.6	Additional Pledgors	21

8.7	Notices	21

8.8	Governing Law	21

8.9	Severability	21

8.10	Construction	21

8.11	Counterparts	21

List of Annexes
Annex A - Filing Locations
Annex B – Locations
Annex C – Pledged Interests
Annex D – Registered Copyrights
Annex E – Registered Patents
Annex F – Registered Trademarks
Annex G – Deposit Accounts
Annex H – Securities and Commodity Accounts
Annex I – Commercial Tort Claims

List of Exhibits
Exhibit A – Grant of Security Interest in Copyrights
Exhibit B – Grant of Security Interest in Patents and Trademarks
Exhibit C – Form of Accession
Exhibit D – Form of Pledge Amendment

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 29, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and between the Pledgors listed on the signature pages hereto or from time to time party hereto by execution of a joinder agreement (the “Pledgors,” and each, a “Pledgor”), as grantors, pledgors, assignors and debtors, in favor of Enhanced Capital Texas Fund, LP a Texas limited partnership, as Agent for the Purchasers party to the Note Purchase Agreement referred to below (in such capacity, the “Agent”), for the benefit of the Purchasers and the Agent (the “Secured Parties”).

RECITALS

           Lapolla Industries, Inc., a Delaware corporation (the “Borrower,” and together with the other Pledgors, each a “Company Party” and collectively, the “Company Parties”) and the Secured Parties have entered into a certain Note Purchase Agreement, dated as of the date hereof (as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note Purchase Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

           Each Pledgor is party to the Note Purchase Agreement pursuant to which they are directly obligated or have guaranteed the Secured Obligations (as hereinafter defined) under the Note Purchase Agreement.

           The Borrower and each Pledgor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Note Purchase Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

           This Agreement is given by each Pledgor in favor of the Agent to secure the payment and performance of all of the Secured Obligations.

           It is a condition to the obligations of the Purchasers to make the loans under the Note Purchase Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Note Purchase Agreement and to induce the Purchasers to extend credit to the Borrower thereunder, each Pledgor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1       Defined Terms.  The following terms that are defined in the Uniform Commercial Code (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the Uniform Commercial Code than for any other purpose or purposes of the Uniform Commercial Code, the Article 9 definition shall govern):  Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Record, Securities Account, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper.  In addition, the following terms have the meanings set forth below:

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Collateral” has the meaning given to such term in Section 2.1.

“Collateral Accounts” has the meaning given to such term in Section 6.3.

“Contracts” means, collectively, all rights of each Pledgor under all leases, contracts and agreements to which such Pledgor is now or hereafter a party, including, without limitation, all rights, privileges and powers under Ownership Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements.

“Copyright Collateral” means, collectively, all Copyrights and Copyright Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Copyrights” means, collectively, all of each Pledgor’s copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“License” means any Copyright License, Patent License or Trademark License (excluding, for the avoidance of doubt, any ordinary course, off the shelf software licenses).

“Mobile Goods” means, collectively, all of each Pledgor’s motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership, in each case whether now owned or existing or hereafter acquired.

“Ownership Agreement” means any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any such capital stock or equity interests and to which any Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Patent Collateral” means, collectively, all Patents and all Patent Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” means any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means, collectively, all of each Pledgor’s letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions and improvements described therein, and all reissues, continuations, divisions, renewals, extensions, substitutions and continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Pledged Interests” means, collectively, (i) all of the issued and outstanding shares, interests or other equivalents of capital stock of each Person that is a direct Subsidiary of any Pledgor as of the date hereof or that becomes a direct Subsidiary of any Pledgor at any time after the date hereof, at any time now or hereafter owned by any Pledgor, whether voting or non-voting and whether common or preferred; (ii) all partnership, joint venture, limited liability company or other equity interests in each Person not a corporation that is a direct Subsidiary of any Pledgor as of the date hereof or that becomes a direct Subsidiary of any Pledgor at any time after the date hereof, at any time now or hereafter owned by any Pledgor; (iii) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; (iv) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5.3), including, without limitation, all rights of such Pledgor to receive amounts due and to become due under or in respect of any Ownership Agreement or upon the termination thereof; (v) all rights held by the Pledgor of access to the books and records of any such Person; and (vi) all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including, without limitation, such Person’s right to vote and to manage and administer the business of any such Subsidiary pursuant to any applicable Ownership Agreement, in each case together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.  Notwithstanding the foregoing, Pledged Interests shall not include: (i) voting shares, interests or other equivalents of capital stock of any CFC, solely to the extent that (y) such interest represents more than 65% of the outstanding voting interests of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding voting interests of such CFC would result in material adverse tax consequences.

“Pledgor Accession” means an agreement executed by a new Pledgor substantially in the form of Exhibit C attached hereto.

“Proceeds” has the meaning given to such term in Section 2.1.

“Secured Obligations” has the meaning given to such term in Section 2.2.

“Secured Parties” has the meaning given to such term in the recitals.

“Trademark Collateral” means, collectively, all Trademarks and Trademark Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means, collectively, all of each Pledgor’s trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals, reissues and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity, perfection of any security interest in any Collateral granted under this Agreement, the effect of perfection or non-perfection and the priority of such security interest is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.2       Other Terms; Construction.  All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1       Pledge and Grant of Security Interest.  Each Pledgor hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following property and assets of such Pledgor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	the Commercial Tort Claims (if any) set forth on Annex I hereto;

(iv)	all Contracts;

(v)	all Copyright Collateral;

(vi)	all Deposit Accounts;

(vii)	all Documents;

(viii)	all Equipment;

(ix)	all Fixtures;

(x)	all General Intangibles;

(xi)	all Goods;

(xii)	all Instruments;

(xiii)	all Inventory;

(xiv)	all Investment Property;

(xv)	all Letter-of-Credit Rights;

(xvi)	all Patent Collateral;

(xvii)	all Pledged Interests;

(xviii)	all Software;

(xix)	all Supporting Obligations;

(xx)	all Trademark Collateral;

(xxi)	all cash, cash equivalents and money of such Pledgor, wherever held;

(xxii)	to the extent not covered or not specifically excluded by clauses (i) though (xxi) above, all of such Pledgor’s other personal property;

(xxiii)	all Records evidencing or relating to any of the foregoing or that are otherwise necessary or useful in the collection thereof;

(xxiv)	all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and

(xxv)
any and all proceeds, as defined in the Uniform Commercial Code, products, rents, royalties and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights (but not obligations) to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”).  For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include (i) any General Intangibles, or other rights arising under Contracts, Instruments, Licenses, license agreements or other documents entered into in the ordinary course of business in good faith and not in contemplation of circumventing any Pledgor’s obligations under the Loan Documents, to the extent (and only to the extent) that the grant of a security interest would (A) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (B) give any other party to such Contract, Instrument, License, license agreement or other document the right to terminate its obligations thereunder, or (C) violate any law; provided, however, that (x) any portion of any such General Intangible, property, or other right shall cease to be excluded from the definition of “Collateral” pursuant to the foregoing proviso at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (y) the limitation set forth in the foregoing proviso shall not affect, limit, restrict or impair the grant by any Pledgor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; and (ii) any direct Proceeds, substitutions or replacements of the property described in the immediately preceding clause (i), but only to the extent such proceeds, substitutions or replacements would otherwise be excluded pursuant to such clause (i).

2.2       Security for Secured Obligations.  This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all obligations of the Borrower under the Note Purchase Agreement and the other Loan Documents, including, without limitation, all Obligations, all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Borrower under the Note Purchase Agreement or any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgors under Section 8.1, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this Section 2.2, collectively, the “Secured Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

3.1       Ownership of Collateral.  Each Pledgor owns, or has valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and except for other Permitted Liens.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Agent as secured party, (iii) filings with respect to which termination statements and other necessary releases have been delivered to the Agent for filing, and (iv) as may be otherwise permitted or required by the Note Purchase Agreement, including with respect to Permitted Liens.

3.2       Security Interests; Filings.  This Agreement, together with (i) the filing, with respect to each Pledgor, of duly completed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Agent as secured party, and describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Annex A hereto, (ii) to the extent required by applicable law, the filing, with respect to each relevant Pledgor, of duly completed and executed assignments in the forms set forth as Exhibits A and B with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate, with regard to registered Copyright Collateral, Patent Collateral and Trademark Collateral of such Pledgor, as the case may be, (iii) in the case of uncertificated Pledged Interests consisting of capital stock, registration of transfer thereof to the Agent on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code, and (iv) the delivery to the Agent of all stock certificates and Instruments included in the Collateral (and assuming continued possession thereof by the Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-109, 9-309 or 9-310 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code.

3.3       Locations.  Annex B lists, as to each Pledgor, (i) its exact legal name, (ii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iii) the addresses of its chief executive office and each other place of business, (iv) the address of each location of all original invoices, ledgers, Chattel Paper, Instruments and other records or information evidencing or relating to the Collateral of such Pledgor, and (v) the address of each location at which any Equipment or Inventory (other than Mobile Goods and Goods in transit) owned by such Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2.  Except as may be otherwise noted therein, all locations identified in Annex B are leased by the applicable Pledgor.  No Pledgor (x) presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex B, (y) has entered into any contract or granted any Lien within the past five years under any name other than its legal corporate name or a trade or fictitious name indicated on Annex B, or (z) has filed any tax return under any name other than its exact legal name, except as indicated beneath its name on Annex B.

3.4       Authorization; Consent.  No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Agent provided for herein, or the exercise by the Agent of its rights and remedies hereunder, except for (i) the filings described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940, as amended, and (iii) in the case of Pledged Interests, such filings and approvals as may be required in connection with a disposition of any such Pledged Interests by laws affecting the offering and sale of securities generally.

3.5       No Restrictions.  There are no statutory or regulatory restrictions, prohibitions or limitations on any Pledgor’s ability to grant to the Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act and Anti-Claims Act, as amended) on the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on any Pledgor’s ability so to grant such Lien and security interest other than restrictions set forth in the Senior Credit Agreement which have been waived by the Senior Lender.

3.6       Accounts.  Each Account is, or at the time it arises will be, a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of Goods or services by the Pledgors or any of them and not evidenced by any Tangible Chattel Paper or other Instrument unless pledged to the Agent to be held as Collateral hereunder.  To the knowledge of each Pledgor, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts.

3.7       Pledged Interests.  As of the date hereof, the Pledged Interests required to be pledged hereunder by each Pledgor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other equity interests (in the case of issuers other than corporations) as described beneath such Pledgor’s name in Annex C.  All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Pledged Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights (or, if so subject, such rights have been waived), warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer.  As to each issuer thereof, the Pledged Interests pledged hereunder constitute 100% of the outstanding capital stock of or other equity interests in such issuer unless such issuer is a CFC and the pledge of less than 100% of such interests is permitted hereunder.  Each Pledgor has the right and requisite authority to pledge the Investment Related Property pledged by such Pledgor as provided herein; (i) all actions necessary to perfect and establish the first priority of, or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Pledgor; (C) the filing of financing statements in the applicable jurisdiction for such Pledgor with respect to the Pledged Interests of such Pledgor that are not represented by certificates; and (D) with respect to any Securities Accounts, the delivery of a control agreement with respect thereto; and (ii) each Pledgor has delivered to and deposited with Senior Lender all certificates representing the Pledged Interests owned by such Pledgor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Senior Lender) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Pledgor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.  As to all limited liability company or partnership interests, issued under any operating agreement or limited partnership agreement, each Pledgor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Pledgor in a Securities Account.  In addition, none of the limited liability company or partnership agreements, or any other agreements governing any of the Pledged Interests comprised of limited liability company or partnership interests, provide that such Pledged Interests are securities governed by Section 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

3.8       Intellectual Property.  Annexes D, E and F correctly set forth all registered Copyrights, Patents and registered Trademarks owned by any Pledgor as of the date hereof (and as amended from time to time pursuant to Section 4.8) and used or proposed to be used in its business.  Each such Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks; all registrations therefor have been validly issued under applicable law and are in full force and effect; other than the claims described in item 1 on Schedule 4.5 to the Note Purchase Agreement, no claim has been made in writing to the Pledgor or publicly to the registering Governmental Authority or, to the knowledge of such Pledgor, orally, that any of the Copyrights, Patents or Trademarks is invalid or unenforceable or violates or infringes the rights of any other Person, and to such Pledgor’s knowledge, there is no such violation or infringement in existence; and to the knowledge of such Pledgor, no other Person is presently infringing upon the rights of such Pledgor with regard to any of the Copyrights, Patents or Trademarks.

3.9       Deposit Accounts.  Annex G lists, as of the date hereof (and as amended from time to time pursuant to Section 4.10), all Deposit Accounts maintained by any Pledgor, and lists in each case the name in which the account is held, the name of the depository institution, the account number, a description of the type or purpose of the account, and the names and titles of persons authorized to draw thereon or have access thereto.

3.10     Securities and Commodity Accounts.  Annex H lists, as of the date hereof (and as amended from time to time pursuant to Section 4.11), all Securities Accounts and Commodity Accounts maintained by any Pledgor with any Securities Intermediary or Commodity Intermediary, and lists in each case the name in which the account is held, the name of the Securities Intermediary or Commodity Intermediary, the account number, and a description of the type or purpose of the account.

3.11     Documents of Title.  No bill of lading, warehouse receipt or other Document or instrument of title is outstanding with respect to any Collateral other than Mobile Goods and other than Inventory in transit in the ordinary course of business to a location set forth on Annex B or to a customer of a Pledgor.

3.12     Commercial Tort Claims.  Annex I lists, as of the date hereof and to the knowledge of each Pledgor, all Commercial Tort Claims existing in favor of any Pledgor.

ARTICLE IV

COVENANTS

4.1       Use and Disposition of Collateral.  So long as no Event of Default shall have occurred and be continuing, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Loan Documents, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made.

4.2       Change of Name, Locations, etc.  No Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), (iv) file any document with the Internal Revenue Service using any name other than its exact legal name listed on Annex B, or (v) remove any Collateral (other than Mobile Goods and Goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex B (except for a sale or other disposition permitted by this Agreement or the Note Purchase Agreement), or keep or maintain any Collateral at a location not listed on Annex B, unless in each case such Pledgor has (1) given twenty (20) days’ prior written notice to the Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agent may reasonably request, and (2) delivered to the Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as reasonably may be required by the Agent, all in form and substance satisfactory to the Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agent (including, at the request of the Agent, delivery of opinions of counsel reasonably satisfactory to the Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2.

4.3       Records; Inspection.

(a)       Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral and will furnish to the Agent from time to time such statements, schedules and reports with regard to the Collateral as the Agent may reasonably request.

(b)       Each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Agent for inspection and review at such Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Agent shall reasonably request), and (ii) permit the Agent or its representatives to periodically (and if no default or Event of Default has occurred and is continuing, not more than once every fiscal quarter) visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral.  At the request of the Agent, after the occurrence of and during the continuance of any Event of Default, each Pledgor will legend, in form and manner satisfactory to the Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Agent and that the Agent has a security interest therein.  The Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and each Pledgor agrees to furnish all such reasonable assistance and information as the Agent may require in connection therewith.

4.4       Accounts.  Unless notified otherwise by the Agent in accordance with the terms hereof, each Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in accordance with sound business practices.  Each Pledgor shall promptly notify the Agent in writing of any Accounts that constitute a claim against a federal governmental agency or authority, and, upon request of the Agent, such Pledgor shall take such steps as may be reasonably necessary to comply with the federal Assignment of Claims Act of 1940, as amended.

4.5       Delivery of Certain Collateral; Further Actions.  Subject to the limitations set forth in the Intercreditor Agreement, all certificates or Instruments representing or evidencing any Accounts, Investment Property or other Collateral that is not being used by a Pledgor in the ordinary course of such Pledgor’s business shall be delivered promptly to the Agent pursuant hereto to be held as Collateral hereunder, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Agent, and in each case together with such other instruments or documents as the Agent may reasonably request.  Subject to the limitations set forth in the Intercreditor Agreement, each Pledgor will, at its own cost and expense, cooperate with the Agent in obtaining a control agreement, in form and substance reasonably satisfactory to the Agent, and in taking such other actions as may be requested by the Agent from time to time with respect to any Investment Property or other Collateral in which a security interest may be perfected by (or can be perfected only by) control under the Uniform Commercial Code.

4.6       Equipment.  Each Pledgor will, in accordance with sound business practices, maintain all Equipment used by it in its business (other than obsolete or unneeded Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved.  No Pledgor shall knowingly permit any Equipment to become a Fixture to any real property (other than real property the fee interest in which is subject to a Mortgage in favor of the Agent) unless such conversion is required by the terms of a lease covering the real property where the Equipment may be found.

4.7       Inventory.  Each Pledgor will, in accordance with sound business practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition.  Unless notified otherwise by the Agent in accordance with the terms hereof, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Loan Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory.

4.8       Intellectual Property.

(a)       Each applicable Pledgor will, at its own expense, execute and deliver to the Agent on the Closing Date fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office with regard to any registered Copyright Collateral, Patent Collateral or Trademark Collateral, as the case may be, described in Annex D, E or F hereto.  In the event that after the date hereof any Pledgor shall acquire any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Pledgor shall promptly furnish written notice thereof to the Agent together with information sufficient to permit the Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Agent to) modify this Agreement, as appropriate, by amending Annexes D, E and F hereto or to add additional exhibits hereto to include any registered Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Pledgor shall additionally, at its own expense, execute and deliver to the Agent, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such registered Copyrights, Patents and Trademarks, and each Pledgor hereby appoints the Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.

(b)       Each Pledgor will, for each Trademark used in the conduct of its business, use commercially reasonable efforts (and will not grant any permission or consent to any of its licensees or sublicensees to commit any act or to omit any act that would have a contrary effect) to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights; provided, however, that Pledgor may abandon any Trademark or discontinue pursuit of registration of any Trademark, if in its sound business judgment, use of the Trademark is no longer advantageous to its business operations or, in the case of registration, if Pledgor determines in the exercise of sound business judgment that pursuit of such registration is no longer commercially or legally reasonable.

(c)       Each Pledgor will refrain from committing any act, or omitting any act (and will not grant any permission or consent to any of its licensees or sublicensees to commit any act or to omit any act) that may cause any Patent used in the conduct of such Pledgor’s business to become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.

(d)       Each Pledgor (either itself or through its licensees or sublicensees) will (and in license agreements and sublicense agreements will require its licensees and sublicensees to), for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

(e)       Each Pledgor shall notify the Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding such Pledgor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(f)        Each Pledgor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application which such Pledgor elects to file and in the exercise of its sound business judgment to maintain relating to any Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each such registration of any Patents, Trademarks and Copyrights used in the conduct of such Pledgor’s business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided, however, that Pledgor may abandon any Patent, Trademark, or Copyright, or discontinue pursuit of any application, grant, or registration of any Patent, Trademark, or Copyright, if in its business judgment, use of the Patent, Trademark, or Copyright is no longer advantageous to its business operations or, in the case of any application or registration, if Pledgor determines in its business judgment that pursuit of such application or registration is no longer commercially or legally reasonable.

(g)       In the event that a Pledgor determines that any Collateral consisting of a Patent, Trademark or Copyright used in the conduct of any Pledgor’s business is being infringed, misappropriated or diluted by a third party, such Pledgor shall notify the Agent promptly after it learns thereof and, if consistent with sound business judgment, promptly issue a cease and desist demand on the infringing user and promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral; provided, however, that Pledgor may discontinue or settle any such actions if Pledgor determines in its business judgment that pursuit of such actions is no longer commercially or legally reasonable.

(h)       Subject to the limitations set forth in the Intercreditor Agreement, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment as collateral of all of such Pledgor’s right, title and interest thereunder to the Agent or its designee.

4.9       Mobile Goods.  Subject to the limitations set forth in the Intercreditor Agreement, upon the request of the Agent at any time, whether or not an Event of Default shall have occurred and be continuing, each Pledgor will deliver to the Agent originals of the certificates of title or ownership for all Mobile Goods owned by it, and in the case of motor vehicles with the Agent listed as lienholder and in all other cases with appropriate instruments or certificates of transfer and delivery, duly completed and executed, and will take such other action as the Agent reasonably may deem necessary to perfect the security interest created by this Agreement in all such Mobile Goods.

4.10     Deposit Accounts.

(a)       Each Pledgor agrees that, unless the Agent consents otherwise in writing, (i) it will not open or maintain any Deposit Account (other than Deposit Accounts used exclusively for payroll purposes) except with a bank or financial institution that has executed and delivered to the Agent a control agreement with respect to such Deposit Account in form and substance reasonably satisfactory to the Agent, and (ii) in the event any Pledgor opens any Deposit Account not already listed on Annex G, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Agent together with information sufficient to permit the Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Agent to) modify this Agreement, as appropriate, by amending Annex G to include such information.

(b)       Subject to the limitations set forth in the Intercreditor Agreement, if any Deposit Account maintained by a Pledgor, or control agreement executed by a Pledgor, the Agent and a depository bank or financial institution, is closed or terminated for any reason without the express written consent of the Agent and the funds on deposit therein are not concurrently transferred to another Deposit Account as to which a control agreement with the Agent is then in effect or used to acquire other Collateral or to pay any Indebtedness or to acquire any assets permitted to be paid or acquired under the Note Purchase Agreement, such Pledgor shall instruct (and does hereby instruct) such depository bank or financial institution to distribute the cash, certificates of deposit, or other assets in or proceeds of such Deposit Account directly to the Agent to hold for security purposes under this Agreement.  The Agent may provide a copy of this Agreement to the depository bank or financial institution as evidence of such instruction.  So long as no Event of Default shall have occurred and then be continuing, the Agent shall promptly deposit any such cash or other assets into a Deposit Account designated by such Pledgor that is subject to a control agreement.

4.11     Securities and Commodity Accounts.  Each Pledgor agrees that, unless the Agent consents otherwise in writing, (i) it will not open or maintain any Securities Account or Commodity Account unless the Agent is the entitlement holder or Commodity Intermediary or unless the Securities Intermediary or Commodity Intermediary (as applicable) has executed and delivered to the Agent a control agreement with respect to such Securities Account or Commodity Account in form and substance reasonably satisfactory to the Agent, and (ii) in the event any Pledgor opens any Securities Account or Commodity Account not already listed on Annex H, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Agent together with information sufficient to permit the Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Agent to) modify this Agreement, as appropriate, by amending Annex H to include such information.

4.12     Collateral in Possession of Third Party.  Without limiting the generality of any other provision of this Agreement, each Pledgor agrees that it shall not permit any Collateral to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under applicable law in order to perfect the Agent’s security interest in such Collateral and requested in writing by the Agent, such bailee or other Person shall have acknowledged to the Agent in writing that it is holding such Collateral for the benefit of the Agent and subject to such security interest and to the instructions of the Agent) and at the written request of Agent, such Pledgor shall have exercised its commercially reasonable efforts to obtain from such bailee or other Person, at such Pledgor’s sole cost and expense, the written acknowledgement described above (if not already required by applicable law to perfect the Agent’s security interest) and agreement to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Agent.

4.13     Commercial Tort Claims.  Each Pledgor agrees that it will, promptly upon becoming aware of any Commercial Tort Claim in its favor, furnish to the Agent a description thereof meeting the requirements of Section 9-108(e) of the Uniform Commercial Code, execute and deliver such documents, financing statements and other instruments, and take such other action, as the Agent may reasonably request in order to include such Commercial Tort Claim as Collateral hereunder and to perfect the security interest of the Agent therein.

4.14     Chattel Paper.

(a)       Promptly (and in any event within 2 Business Days) after request by Agent, Borrower shall take all steps reasonably necessary to grant Purchaser control of all electronic Chattel Paper of Borrower in accordance with the Uniform Commercial Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the individual or aggregate value or face amount of such electronic Chattel Paper equals or exceeds $50,000; and

(b)       If Borrower retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Enhanced Capital Texas Fund LP, as Agent”;

4.15     Protection of Security Interest.  Each Pledgor agrees that it will, at its own cost and expense, take any and all necessary and commercially reasonable actions to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral of material value against the claims and demands of all other Persons (other than Persons holding Permitted Liens that are entitled to priority over the liens of Secured Parties).

ARTICLE V

CERTAIN PROVISIONS RELATING TO PLEDGED INTERESTS

5.1       After-Acquired Equity Interests; Ownership.

(a)       If any Pledgor shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other ownership interests in any Person of the types described in the definition of the term “Pledged Interests,” the same shall be automatically deemed to be Pledged Interests hereunder, and to be pledged to the Agent pursuant to Section 2.1 and such Pledgor will forthwith pledge the same with the Agent and deliver to the Agent any certificates therefor, together with undated stock powers or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Agent, together with such other certificates and instruments as the Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit D (each, a “Pledge Amendment”) in respect thereof.  Each Pledgor hereby authorizes the Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment authorized hereunder shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Agent in such Collateral or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

(b)           Except to the extent otherwise expressly permitted by or pursuant to the Note Purchase Agreement or the definition of “Pledged Interest” contained herein, the Pledgors will cause the Pledged Interests in each issuer pledged hereunder to constitute at all times 100% of the capital stock or other Pledged Interests in such issuer, such that the issuer shall be a direct or indirect wholly owned subsidiary and unless the Agent shall have given its prior written consent or except as may be expressly permitted by the Note Purchase Agreement, no Pledgor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Pledged Interests of any nature to any Person other than such Pledgor, or cause, permit or consent to the admission of any other Person as a stockholder, partner or member of any such issuer.

5.2           Voting Rights.  So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Pledged Interests (subject to its obligations under Section 5.1(a)), and for that purpose the Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable such Pledgor to exercise such voting and other consensual rights; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Note Purchase Agreement or any other Loan Document or have the effect of adversely impairing the position or interests of the Secured Parties under the Loan Documents.

5.3       Dividends and Other Distributions.  Subject to the limitations set forth in the Intercreditor Agreement, so long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein or in the Note Purchase Agreement, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgors; provided, however, that, subject to the limitations set forth in the Intercreditor Agreement, all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations).

5.4       Amendments and Modifications of Pledged Interests.  Each Pledgor shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interest, if the same is prohibited pursuant to the Loan Documents.

5.5       LLC And LP Interests.  As to Pledged Interests comprised of limited liability company or partnership interests, each Pledgor hereby covenants that such Pledged Interests issued pursuant to any applicable operating agreement or limited partnership agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account. In addition, no agreement governing Pledged Interests comprised of limited liability company or partnership interests provide or shall provide that such Pledged Interests are securities governed by Section 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

ARTICLE VI

REMEDIES

6.1       Remedies.  Subject to the limitations set forth in the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

(a)       To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Agent or to an account designated by the Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other Instruments) received by any Pledgor in respect of any Accounts, Contracts or other Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein; and by this provision, each Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Agent as owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Agent or the Agent’s designee as though the Agent or such designee were such Pledgor named therein, and to do so until otherwise notified by the Agent;

(b)       To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other Instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

(c)       To notify any or all depository institutions with which any Deposit Accounts are maintained and which Deposit Accounts are subject to Control in favor of the Agent to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Agent, for application to the Secured Obligations as provided herein;

(d)       To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e)       To require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place designated by the Agent;

(f)       To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Agent or any designated agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral;

(g)       To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Agent, upon request, all such proxies and other instruments as the Agent may reasonably request to enable the Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(h)       To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Interests may be listed, at public or private sale, at any of the Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory.  If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral.  In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted.  No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral.  If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.  The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

6.2       Application of Proceeds.

(a)       Subject to the limitations set forth in the Intercreditor Agreement, all Proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied in accordance with the provisions of the Note Purchase Agreement.  Unless it has actual knowledge (including by way of written notice from any such Secured Party and through review of applicable UCC records to the extent required by the UCC in connection with disposition of such Collateral) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Secured Obligations in respect thereof are in existence between any Secured Party and the Borrower.

(b)       In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(c)       Upon any sale of any Collateral hereunder by the Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

6.3       Collateral Accounts.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to cause to be established and maintained, at a bank or banks as it may select from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral.  Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided.  The Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Agent, provided, however, that the Agent shall treat such funds as Collateral so long as they remain in the Collateral Account and shall use them only for purposes authorized for the use of Proceeds under the Loan Documents and the UCC.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to (and, if directed by the Requisite Purchasers pursuant to the Note Purchase Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.2.

6.4       Grant of License.  Subject to the limitations set forth in the Intercreditor Agreement, each Pledgor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, but in the case of any Patent Collateral, Trademark Collateral, or Copyright Collateral held or used by a Pledgor under a license or sublicense from a third party, in a manner consistent with and as permitted by the terms, conditions, and restrictions of the applicable license or sublicense.  The use of such license or sublicense by the Agent may be exercised only upon the occurrence and during the continuation of an Event of Default, and subject to the limitations set forth in the Intercreditor Agreement; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.5       Private Sales.

(a)       Each Pledgor recognizes that the Agent may be compelled, at any time after the occurrence and during the continuance of an Event of Default, to conduct any sale of all or any part of the Pledged Interests without registering or qualifying such Pledged Interests under the Securities Act of 1933, as amended (the “Securities Act”), and/or any applicable state securities laws in effect at such time.  Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration.  Each Pledgor hereby waives any claims against the Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

6.6       The Pledgors Remain Liable.  Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under all Contracts to which it is a party included within the Collateral (including, without limitation, all Ownership Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for hereinbelow, the Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  The powers, rights and remedies conferred on the Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

6.7       Waivers.  Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).  In addition, each Pledgor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by the Agent.

ARTICLE VII

THE AGENT

7.1       The Agent; Standard of Care.  The Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof.  The obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents.  The Agent shall act hereunder at the direction, or with the consent, of the Requisite Purchasers on the terms and conditions set forth in the Note Purchase Agreement.  The powers conferred on the Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, and except for duties of a secured party in possession of Collateral imposed by the Uniform Commercial Code, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.  Neither the Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2       Further Assurances; Attorney-in-Fact.

(a)       Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset included within the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of any such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b)       Each Pledgor agrees that it will do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder.

(c)       Each Pledgor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i)           to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement (including, without limitation, any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by such Pledgor to be retitled and the Agent listed as lienholder thereon);

(ii)           to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)          to receive, endorse and collect any checks, drafts, Instruments, Chattel Paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iv)          to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under the Note Purchase Agreement and direct the payment of proceeds thereof to the Agent;

(v)           to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become Secured Obligations of the Pledgors to the Agent, due and payable immediately and without demand;

(vi)          to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

(vii)         to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

(d)       If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

8.1       Indemnity and Expenses.  The Pledgors agree jointly and severally:

(a)       To indemnify and hold harmless the Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)       To pay the reasonable fees and expenses of counsel to the Agent and to reimburse the Agent upon demand for all reasonable costs and expenses incurred by it, in each case in connection with (i) the engagement of appraisers, consultants, auditors or similar Persons by the Agent at any time to render opinions concerning the value of the Collateral, (ii) the creation, perfection and maintenance of the perfection of the Agent’s Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (iii) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (iv) the exercise or enforcement of any rights or remedies granted hereunder, under any of the other Loan Documents or otherwise available to it (whether at law, in equity or otherwise), or (v) the failure by any Pledgor to perform or observe any of the provisions hereof.  The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations and the termination of this Agreement or any other Loan Document.

8.2       No Waiver.  The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any default or Event of Default.  No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any default or Event of Default.  No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3       Enforcement.  By its acceptance of the benefits of this Agreement, each Purchaser agrees that this Agreement may be enforced only by the Agent, acting upon the instructions or with the consent of the Requisite Purchasers as provided for in the Note Purchase Agreement, and that no Purchaser shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.4       Amendments, Waivers, etc.  No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Agent and such of the Purchasers as may be required under the provisions of the Note Purchase Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.5       Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival.  This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Purchasers) and (iii) inure to the benefit of and, subject to the provisions of Section 8.3, be enforceable by each Secured Party and its successors and assigns.  Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Note Purchase Agreement or any other applicable Loan Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Liens and security interests created hereby, including any Liens and security interests with respect to the Deposit Accounts, shall terminate (provided that the provisions of Section 6.7 shall survive the termination of this Agreement); and in connection with any such release or termination, the Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession).  All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledgor Accession.  For purposes of this Agreement, “Termination Requirements” means the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable).

8.6       Additional Pledgors.  Each Pledgor recognizes that the Agent and the Purchasers may require Persons that become Subsidiaries of the Borrower, and that are not already parties hereto, to execute and deliver a Pledgor Accession, whereupon each such Person shall become a Pledgor hereunder and subject thereafter to all rights and obligations of a Pledgor hereunder on the date of such Pledgor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

8.7       Notices.  All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Note Purchase Agreement.

8.8       Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding all choice of law and conflicts of law rules except those referred to in the definition of UCC in this Agreement).

8.9       Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.10     Construction.  The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

8.11     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PLEDGOR:

LAPOLLA INDUSTRIES, INC.

By:	/s/ Michael T. Adams, EVP
Name: Michael T. Adams
Title: Executive Vice President

Signature Page to Security Agreement

AGENT:

ENHANCED CAPITAL TEXAS FUND, LP

By: ENHANCED CAPITAL TEXAS FUND GP, LLC

/s/ Barry Osherow
By: Barry Osherow
Its:

Signature Page to Security Agreement

ANNEX A

FILING LOCATIONS

Name of Pledgor	Filing Location
Lapolla Industries, Inc.	Delaware Secretary of State

Annex B: Locations

Section 3.3(i)

Name: Lapolla Industries, Inc.

Section 3.3(ii)

State of Incorporation: Delaware

FEIN: 13-3545304

Organizational Identification Number: 2211104

Section 3.3(iii)

Chief Executive Office: 15402 Vantage Parkway East, Suite 322, Houston, Texas  77032

Other Places of Business: 6707 Goreway Drive, Unit #8, Mississauga, Ontario  L4V 1P7

Section 3.3(iv)

See the Pledgor’s addresses listed under Section 3.3(iii).

Section 3.3(v)

See the Pledgor’s addresses listed under Section 3.3(iii).

ANNEX C

PLEDGED INTERESTS

Name of Issuer	Type of Interests	Certificate Number (if applicable)	No. of equity interests (if applicable)	Percentage of Outstanding Interests in Issuer

None.

ANNEX D

REGISTERED COPYRIGHTS

None.

ANNEX E

REGISTERED PATENTS

None.

ANNEX F

REGISTERED TRADEMARKS

Owner	Mark	Registration No.	Country	Reg. Date
Lapolla Industries, Inc.	“AirTight Spray Foam Insulation” Logo	4,139,386	USA	May 8, 2012
Lapolla Industries, Inc.	“AirTight SprayFoam” Logo	3,888,459	USA	December 14, 2010
Lapolla Industries, Inc.	AIRTIGHT	3,888,457	USA	December 14, 2010
Lapolla Industries, Inc.	AIRTIGHT SPRAYFOAM	3,888,458	USA	December 14, 2010
Lapolla Industries, Inc.	LAPOLLA	4,104,321	USA	February 28, 2012
Lapolla Industries, Inc.	“LAPOLLA” Logo	4,104,322	USA	February 28, 2012
Lapolla Industries, Inc.	THERM-O-FLEX	Serial No. 77/626778	USA	Application filed on December 4, 2008
Lapolla Industries, Inc.	THERMO-FLEX	Serial No. 77/626768	USA	Application filed on December 4, 2008
Lapolla Industries, Inc.	“AIRTIGHT SPRAY FOAM INSULATION MFG. BY LAPOLLA” Logo	Serial No. 85/636809	USA	Application filed on May 29, 2012
Lapolla Industries, Inc.	“AirTight Insulation, Inc.” Logo	N/A	State of South Carolina	Expires December 15, 2013
Lapolla Industries, Inc.	“AirTight SprayFoam” Logo	N/A	State of South Carolina	Expires December 15, 2013

ANNEX G

DEPOSIT ACCOUNTS

Credit Party	Depository Bank	Type of Account
Lapolla Industries, Inc.	Bank of America	Operating
Lapolla Industries, Inc.	Bank of America	Controlled Disbursement
Lapolla Industries, Inc.	Bank of America	Cash Concentration
Lapolla Industries, Inc.	Bank of America	Blocked
Lapolla Industries, Inc.	Bank of America - Canada	Blocked
Lapolla Industries, Inc.	Bank of America - Canada	Controlled Disbursement

ANNEX H

SECURITIES AND COMMODITY ACCOUNTS

None.

ANNEX I

COMMERCIAL TORT CLAIMS

None.

EXHIBIT A

GRANT OF SECURITY INTEREST
IN COPYRIGHTS

WHEREAS, [_____________](the “Pledgor”) is the owner of the copyright applications and registrations listed on Schedule A attached hereto, (all such copyright applications and registrations, collectively, the “Copyrights”); and

WHEREAS, the Pledgor has entered into a Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of _________ __, 20__, in which, among other things, the Pledgor has agreed with Enhanced Capital Texas Fund LP, as Agent (the “Agent”), with offices at 2802 Flintrock Trace, Suite 220, Austin, Texas 78738, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof. This Grant has been given in conjunction with the security interest granted to the Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

By:

Name:

Title:

Schedule A

COPYRIGHTS

Owner	Application or Registration No	Country	Registration or Filing Date

EXHIBIT B

GRANT OF SECURITY INTEREST
IN PATENTS AND TRADEMARKS

WHEREAS, [_____________](the “Pledgor”) is the owner of the trademark applications and registrations listed on Schedule A attached hereto, (all such trademarks, registrations and applications, collectively, the “Trademarks”) and is the owner of the patents and patent applications listed on Schedule A attached hereto (all such patents, registrations and applications, collectively, the “Patents”); and

WHEREAS, the Pledgor has entered into a Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of _______ __, 20__, in which, among other things, the Pledgor has agreed with Enhanced Capital Texas Fund LP, as Agent (the “Agent”), with offices at 2802 Flintrock Trace, Suite 220, Austin, Texas 78738, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks. This Grant has been given in conjunction with the security interest granted to the Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

By:

Name:

Title:

Schedule A

TRADEMARKS AND TRADEMARK APPLICATIONS

Owner	Mark	Registration No.	Country	Registration Date

PATENTS AND PATENT APPLICATIONS

Owner	Title	Patent No.	Country	Registration Date

EXHIBIT C

FORM OF
PLEDGOR ACCESSION

THIS PLEDGOR ACCESSION (this “Accession”), dated as of ______________, 20__, is executed and delivered by [NAME OF NEW PLEDGOR], a ______________ _____________________ (the “New Pledgor”), in favor of Enhanced Capital Texas Fund LP, a Texas limited partnership, in its capacity as Agent under the Note Purchase Agreement referred to hereinbelow (in such capacity, the “Agent”), pursuant to the Security Agreement referred to hereinbelow.

Reference is made to the Note Purchase Agreement, dated as of ________ ___, 20__, made by and among ________________, a ____________, ____________, a _________, the Agent as a Purchaser (as defined therein), and certain other Purchasers party thereto from time to time (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”).  In connection with and as a condition to the initial and continued extensions of credit under the Note Purchase Agreement, the Borrower, pursuant to a Security Agreement, dated as of ___________ ___, 20__ (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), has granted in favor of the Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Note Purchase Agreement and the other Loan Documents (as such term is defined in the Note Purchase Agreement).  Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement.

The New Pledgor is a subsidiary of the Borrower and, as required by the Agent, has become a guarantor as of the date hereof.  The New Pledgor will obtain benefits as a result of the continued extension of credit to the Borrower under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Accession.  Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Purchasers to continue to extend credit to the Borrower under the Note Purchase Agreement, the New Pledgor hereby agrees as follows:

1.         The New Pledgor hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Pledgor thereunder.  In furtherance (and without limitation) of the foregoing, pursuant to Section 2.1 of the Security Agreement, and as security for all of the Secured Obligations, the New Pledgor hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement.

2.         The New Pledgor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Annexes A, B, C, D, E, F, G, H and I to the Security Agreement in order to make each representation and warranty contained in Sections 3.1 and 3.2 of the Security Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession and (ii) after giving effect to this Accession and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the New Pledgor as of the date hereof, as if such representations and warranties were set forth at length herein.

3.         This Accession shall be a Loan Document (within the meaning of such term under the Note Purchase Agreement), shall be binding upon and enforceable against the New Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, each Secured Party and its successors and assigns.  This Accession and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

IN WITNESS WHEREOF, the New Pledgor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

Schedule 1

Information to be added to Annex A of the Security Agreement:

FILING LOCATIONS

Name of Pledgor	Filing Location

Secretary of State of __________

Information to be added to Annex B of the Security Agreement:

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

[Name of Pledgor:] Jurisdiction of Incorporation/Organization:

Federal Tax ID no.:

Organizational ID no.:

Chief Executive Office Address:

Records Related to Collateral:

Locations of Equipment or Inventory:

Other places of business:

Trade/fictitious or prior corporate names (last five years):

Names used in tax filings (last five years):

Information to be added to [Annexes C/D/E/F/G/H/I] of the Security Agreement:

[Complete as applicable]

EXHIBIT D

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of ______________, ______, is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to hereinbelow.  The Pledgor hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated as of _________ __, 20__, made by the Pledgor and certain other pledgors named therein in favor of Enhanced Capital Texas Fund LP, a Texas limited partnership, as Agent (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Schedule 1 to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement.  This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF PLEDGOR]

By:

Title:

Schedule 1

PLEDGED INTERESTS

Name of Issuer	Type of Interests	Certificate Number (if applicable)	No. of equity interests (if applicable)	Percentage of Outstanding Interests in Issuer